As filed with the Securities and Exchange Commission on April 18, 2024
Registration Statement No. 333-266487
Registration Statement No. 333-266487-03
Registration Statement No. 333-266487-06

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Post-Effective Amendment No. 4 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Exelon Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation or organization)
23-2990190
(I.R.S. Employer Identification No.)
10 South Dearborn Street
P.O. Box 805379
Chicago, Illinois 60680-5379
800-483-3220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Commonwealth Edison Company (Exact name of registrant as specified in its Charter)	Potomac Electric Power Company (Exact name of registrant as specified in its charter)
Illinois (State or other jurisdiction of incorporation or organization)	District of Columbia and Virginia (State or other jurisdiction of incorporation or organization)
36-0938600 (I.R.S. Employer Identification No.)	53-0127880 (I.R.S. Employer Identification No.)
10 South Dearborn Street Chicago, Illinois 60603-2300 312-394-4321 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	701 Ninth Street, N.W. Washington, District of Columbia 20068 202-872-2000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeanne M. Jones
Executive Vice President and Chief Financial Officer
Exelon Corporation
10 South Dearborn Street
P.O. Box 805379
Chicago, Illinois 60603
800-483-3220
http://www.exeloncorp.com
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

With copies to:
Joel C. Beauvais Senior Vice President and Deputy General Counsel Exelon Corporation 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60603 800-483-3220	Patrick R. Gillard, Esquire Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, Pennsylvania 19103 215-665-8500

Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective, as determined by market and other conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Exelon Corporation	Large Accelerated Filer	☒	Accelerated Filer	☐	Non-accelerated Filer	☐	Smaller Reporting Company	☐	Emerging Growth Company	☐
Commonwealth Edison Company	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐
Potomac Electric Power Company	Large Accelerated Filer	☐	Accelerated Filer	☐	Non-accelerated Filer	☒	Smaller Reporting Company	☐	Emerging Growth Company	☐

Explanatory Note
This Post-Effective Amendment No. 4 (“Amendment”) to the Registration Statement on Form S-3 (File Nos. 333-266487, 333-266487-03 and 333-266487-06) (the “Registration Statement”) is being filed solely for the purpose of filing the exhibits indicated in Part II of this Amendment. This Amendment does not modify any other provisions of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth herein.

$7,200,000,000
EXELON CORPORATION
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
COMMONWEALTH EDISON COMPANY
Debt Securities
POTOMAC ELECTRIC POWER COMPANY
Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:
•
debt securities;

•
common stock;

•
stock purchase contracts;

•
stock purchase units; and

•
preferred stock in one or more series.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:
•
debt securities

Potomac Electric Power Company (Pepco) may use this prospectus to offer and sell from time to time:
•
debt securities

Exelon, ComEd and Pepco sometimes refer to the securities listed above as the “Securities.”
Exelon, ComEd and Pepco will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Exelon’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February   , 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Exelon, ComEd and Pepco have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, ComEd and Pepco (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Exelon with respect to Securities issued by Exelon.

•
ComEd with respect to Securities issued by ComEd.

•
Pepco with respect to Securities issued by Pepco.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward- looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.
This prospectus contains certain forward-looking statements within the meaning of federal securities laws, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, ComEd and Pepco include those factors discussed herein, as well as the items discussed in (1) the registrants’ 2023 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial

Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies and (2) other factors discussed in filings with the Securities and Exchange Commission by the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Exelon, ComEd and Pepco for the year ended December 31, 2023, filed with the SEC on February 21, 2024. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
EXELON CORPORATION
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged through ComEd, PECO Energy Company, Baltimore Gas and Electric Company, Pepco, Delmarva Power & Light Company and Atlantic City Electric Company, in the energy distribution and transmission businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
COMMONWEALTH EDISON COMPANY
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-4321.
POTOMAC ELECTRIC POWER COMPANY
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.
Pepco was incorporated in the District of Columbia in 1896 and Virginia in 1949. Pepco’s principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and its telephone number is (202) 872-2000.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.

DESCRIPTION OF SECURITIES
EXELON DEBT SECURITIES
The Exelon debt securities will be our direct, unsecured obligations and may be issued from time to time in one or more offerings of one or more series. The debt securities will be issued under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 11, 2015 (“Indenture”). The Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Indenture for provisions that may be important to you.
Ranking
The debt securities will be Exelon’s direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The Indenture does not restrict our or our subsidiaries’ ability to incur additional indebtedness.
Events of Default
An “Event of Default” with respect to a series of debt securities issued under the Indenture means any of the following:
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we fail to pay the principal of (or premium, if any, on) any debt security of that series when due and payable;

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we fail to pay any interest on any debt security of that series for 30 days after such is due;

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we fail to observe or perform any other covenants or agreements set forth in the debt securities of that series, or in the Indenture in regard to such debt securities, continuously for 90 days after notice (which must be sent either by the Trustee or holders of at least 33% of the principal amount of the affected series);

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our failure to pay principal at maturity or acceleration following a default in an aggregate amount of $100 million or more with respect to any Indebtedness (as defined below) of Exelon Corporation (not including Indebtedness of our subsidiaries), or the acceleration of any of our Indebtedness aggregating $100 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 30 days after written notice as provided in the Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture; or

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

As used in the immediately preceding paragraph, “Indebtedness” means all obligations for borrowed money.
An Event of Default for a particular series of debt securities does not necessarily mean that an Event of Default has occurred for any other series of debt securities issued under the Indenture. If an Event of Default has occurred and has not been cured, the Trustee or the holders of not less than 33% of the principal amount of the debt securities of the affected series may declare the entire principal of the debt securities of such series due and payable immediately. Subject to certain conditions, if we deposit with the Trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the debt securities of such series.
The Trustee must, within 90 days after a default occurs, notify the holders of the debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice to the holders of such debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. We are required to file an annual certificate with the Trustee, signed by an officer, stating any default by us under any provisions of the Indenture.
Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the debt securities of the particular series affected, on behalf of the holders of all debt securities of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default.
Other than the duty to act with the required standard of care during an event of default, the Trustee is not required to take any action under the Indenture at the request of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such debt securities.
In order to bypass the Trustee and take steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of 33% of the principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action; and

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the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.
“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration.
Supplemental Indentures
There are three types of changes we can make to the Indenture and the debt securities issued thereunder.
Changes Requiring Each Holder’s Approval
The following changes require the approval of each holder of debt securities of the series affected then outstanding:
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extending the fixed maturity of any debt security;

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reducing the interest rate or extending the time of payment of interest;

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reducing any premium payable upon redemption;

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reducing the principal amount;

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reducing the amount of principal payable upon acceleration of the maturity of a discounted debt security following default;

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changing the currency of payment on a debt security; or

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reducing the percentage of securityholders whose consent is required to modify or amend the Indenture.

Changes Not Requiring Holder Approval
Changes not requiring holder approval are limited to those changes specified in the Indenture, including those which are of an administrative nature or are changes that would not adversely affect holders of the debt securities.
Changes Requiring a Majority of all Holders to Approve
A vote in favor by securityholders owning a majority of the principal amount of the debt securities of a particular series of affected debt securities is required for any other matter listed in the Indenture.
Consolidation, Merger or Sale
We may not merge or consolidate with any person (as defined in the Indenture) or sell substantially all of our assets as an entirety unless:
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we are the continuing corporation or the successor person is organized under the laws of the United States or a state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state and expressly assumes the payment of principal, and premium, if any, and interest on the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding on us; and

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we, or the successor person, are not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the Indenture binding on us.

Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the Trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.
The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and such related clause under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The Indenture is governed by the laws of the State of New York.
EXELON COMMON STOCK
The description below is a summary of certain provisions of our common stock. The Pennsylvania Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws determine the rights and privileges of holders of our common stock. We encourage you to read such documents, which have been filed with the SEC and are incorporated herein by reference, and the Pennsylvania law for more information regarding such common stock.
General
Our authorized capital stock consists of 2,000,000,000 shares of common stock, without par value per share. Our common stock is listed on NASDAQ and the Chicago Stock Exchange under the trading symbol “EXC.”
Dividends
Dividends on the common stock will be paid if, when and as determined by our Board of Directors out of funds legally available for this purpose. The rate and timing of future dividends will depend upon our future earnings and financial condition and upon other relevant factors affecting our dividend policy, which we cannot presently determine. As a practical matter, our ability to pay dividends will be governed by the ability of our operating subsidiaries to pay dividends to us.
Voting Rights
Holders of common stock are entitled to one vote for each share held of record by them on all matters presented to shareholders. Pursuant to our Amended and Restated Articles of Incorporation, the holders of common stock do not have cumulative voting rights in the election of directors. Our directors are not classified in respect to the time for which they may hold office. The directors are elected at each annual meeting of shareholders for a one year term expiring at the next annual meeting of shareholders. Our Bylaws also provide for certain notice requirements for shareholder nominations and proposals at annual meetings and preclude shareholders from bringing business before any special meeting. Our Amended and Restated Articles of Incorporation and certain provisions of Pennsylvania law require a supermajority vote of holders or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving us.
Liquidation Rights
After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.
Preemptive and Other Rights
The holders of our common stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Listing
The outstanding shares of our common stock are, and the shares offered hereby will be, listed on NASDAQ and the Chicago Stock Exchange.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company.
EXELON STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:
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our debt securities; or

•
debt obligations of third parties, including U.S. Treasury securities,

securing the holders’ obligations to purchase the common stock under the stock purchase contracts.
The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.
EXELON PREFERRED STOCK
General
Exelon’s authorized capital stock includes 100,000,000 shares of preferred stock, no par value. There are no shares of preferred stock outstanding.
Our Board of Directors is authorized, without further shareholder action, to divide the preferred stock into one or more series and to determine the following designations, preferences, limitations and special rights of any series (which for any series will be set forth in the related prospectus supplement):
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the annual dividend rate or rates;

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the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of our company;

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the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

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the price at and the terms and conditions upon which shares may be redeemed;

•
the terms and amount of any sinking fund for the purchase or redemption of shares of a series; and

•
the exchange or exchanges on which the preferred stock will be listed, if any.

Dividend Rights
The annual dividend rate for each new series of preferred stock and whether such dividends will be cumulative from the date of issuance will be set forth in the applicable prospectus supplement. Dividends will be payable, when declared, quarterly on the first day of February, May, August and November. Any limitations on our rights to pay dividends will be described in the applicable prospectus supplement.
Voting Rights
The voting rights for each new series of preferred stock will be set forth in the applicable prospectus supplement.
Liquidation Rights
The amount per share payable on each series of preferred stock in the event of any voluntary or involuntary liquidation will be set forth in the applicable prospectus supplement.
Redemption Provisions
The redemption provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Sinking Fund
The sinking fund provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Miscellaneous
Holders of our preferred stock will not have any preemptive rights to subscribe for or purchase any additional shares of our capital stock, or other securities or other right or option to purchase shares of capital stock. The new preferred stock, when issued and paid for, will be fully paid and nonassessable.
There is no provision restricting us from purchasing shares of preferred stock in the event of an arrearage in the payment of dividends or sinking fund obligations.
Listing
The prospectus supplement will indicate whether and where the preferred stock to be issued will be listed.
COMED BONDS
The ComEd debt securities will be first mortgage bonds (“bonds”) that will be issued under ComEd’s Mortgage dated July 1, 1923, as amended and supplemented and as further supplemented by a supplemental indenture creating the Bonds. The bonds will bear interest at the rates per annum and will be due and payable on the dates set forth in the applicable prospectus supplement.
We refer to the ComEd Mortgage in this prospectus as the “Mortgage” and to The Bank of New York Mellon Trust Company, N.A. as the “Mortgage Trustee.” The terms “lien of Mortgage,” “mortgage date of acquisition,” “permitted lien,” “prior lien,” “prior lien bonds,” “property additions,” and “utilized under the Mortgage” are used in this prospectus with the meanings given to those terms in the Mortgage.
The Mortgage contains provisions under which substantially all of the properties of ComEd’s electric utility subsidiary, Commonwealth Edison Company of Indiana, Inc., or the Indiana Company, might be subjected to the lien of the Mortgage, if we should so determine, as additional security for our bonds, whereupon that subsidiary would become a “mortgaged subsidiary,” as defined in the Mortgage. Since we have not as yet made any determination as to causing the Indiana Company to become a mortgaged subsidiary, those provisions of the Mortgage that are summarized below that discuss a mortgaged subsidiary as well as us, relate to ComEd only.
We have summarized selected provisions of the Mortgage below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Mortgage. We suggest that you read the complete text of the ComEd Mortgage, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Securities Offered
The bonds will be secured equally with all other bonds outstanding or hereafter issued under our Mortgage.
Security
The Mortgage is a first mortgage lien on substantially all property and franchises currently owned by ComEd. Our transmission and distribution assets are the principal properties subject to the lien of the Mortgage. In addition, any property and franchises hereafter acquired by us will also become subject to the lien of the Mortgage. The lien of the mortgage does not attach to expressly excepted property, as described in the next paragraph, and property which may be acquired by us subsequent to the filing of a bankruptcy proceeding with respect to us under the Bankruptcy Reform Act of 1978. The lien is also subject to permitted liens, as described below, and, in the case of after-acquired property, liens, if any, existing or placed on that property at the time of acquisition thereof.
There are expressly excepted from the lien of our Mortgage, whether now owned or hereafter acquired, certain real estate not used in the public utility business, real estate held by us in the name of a nominee, cash and securities not specifically pledged under the Mortgage, receivables, contracts (other than leases), materials and supplies not included in utility plant accounts, merchandise, automobiles, trucks and other transportation equipment and office furniture and equipment.
We have agreed under the Mortgage to hold legal title to the mortgaged property free and clear of all liens other than permitted liens, as defined in the Mortgage. Permitted liens are generally liens or restrictions that do not materially interfere with our use of the mortgaged property for the conduct of our business. Permitted liens include liens for real estate taxes, assessments and governmental charges that are not delinquent or are being contested in good faith; liens for judgments that are being appealed or whose enforcement has been stayed; rights reserved to or vested in municipalities or public authorities under franchises, grants, licenses or permits held by us; leases; easements, reservations, exceptions, conditions, limitations and restrictions affecting the mortgaged property which do not materially interfere with our use of the mortgaged property; zoning laws and ordinances; and inconsequential defects or irregularities in title that, in the opinion of our counsel, may be properly disregarded. In the event that the Mortgage lien on a particular piece of mortgaged property were to be foreclosed, such property would remain subject to liens for taxes on that property. Other liens on that property, to the extent prior to the lien of the Mortgage and representing monetary obligations, would be entitled to payment from the foreclosure sale proceeds prior to any sums being paid to the holders of the bonds.
The bonds will rank equally with all bonds, irrespective of series, now or hereafter outstanding under our Mortgage.
Acquisitions of Property Subject to Prior Liens
We covenant in the Mortgage that we will not acquire any property subject to a prior lien (other than a permitted lien):
•
if the principal amount of prior lien bonds outstanding thereunder and under other prior liens upon such prior lien property exceeds 66 2∕3% of the fair value of such part of such property as shall consist of property of the character of property additions; and

•
unless the net earnings of such property for any twelve-month period within the immediately preceding fifteen-month period shall have been at least two and one-half times the annual interest on all prior lien bonds secured by prior liens on such property.

We also covenant that we will not transfer all or substantially all of our property to any other corporation, the property of which is subject to a prior lien, unless the property of such other corporation could be acquired by us under the provisions of such covenant with respect to the acquisition of property subject to a prior lien.
We covenant in the Mortgage that we will not issue additional prior lien bonds under any prior lien, and that as soon as all prior lien bonds shall cease to be outstanding under any prior lien, we will promptly procure or cause to be procured the cancellation and discharge of that prior lien. We further covenant that upon the discharge of a prior lien we will cause any cash on deposit with the prior lien trustee (other than cash deposited for the payment or redemption of outstanding prior lien bonds) to be deposited with the Mortgage Trustee, except to the extent required to be deposited with the trustee under another prior lien.
Release of Property from Mortgage
Provided that we are not in default under the Mortgage, the Mortgage allows us to release property from the lien of the Mortgage in connection with its sale or other disposition. Under these provisions, we may obtain the release of mortgaged property by:
•
delivering to the Mortgage Trustee specified certificates describing the property to be sold or disposed and the consideration to be received and stating its fair value;

•
delivering an opinion of counsel as to compliance with the provisions of the Mortgage governing such release; and

•
depositing cash with the Mortgage Trustee in an amount equal to the fair value of the property to be released, subject to reduction or elimination as hereinafter described.

“Fair value” is defined as the fair value to us of the property in question. Fair value is determined by one of our engineers; however, a determination by an independent engineer is also required if the fair value of the property in question exceeds 1% or more of the outstanding principal amount of the bonds under the Mortgage. The required cash deposit may be reduced, or eliminated entirely, by utilizing net property additions or bondable bond retirements not previously utilized under the Mortgage.
We have used these provisions from time to time to release substantial amounts of property from the lien of the Mortgage. In December 1999, we obtained the release of our fossil generation assets in connection with their sale to a third party. In January 2001, we obtained the release of, among other things, our nuclear generation assets in connection with their transfer to our affiliate, Generation, as part of the restructuring undertaken by Exelon. In both cases, the releases were accomplished without the deposit of cash due to the availability of sufficient amounts of unutilized bondable bond retirements and net property additions.
Issuance of Additional Bonds
The Mortgage provides that no bonds may be issued which, as to security, will rank ahead of the bonds that may be sold pursuant to this prospectus but, as indicated below, we may, subject to certain limitations, acquire property subject to prior liens. Nonetheless, subject to the limitations discussed below, we may issue additional bonds under the Mortgage with the same priority as the bonds that may be sold pursuant to this prospectus, including bonds having the same series designation and terms as the bonds that may be sold pursuant to this prospectus, without the approval of the holders of outstanding bonds under the Mortgage, including the holders of any outstanding bonds issued pursuant to this prospectus.
The aggregate principal amount of other bonds that may be issued under the Mortgage and that, as to security, will rank equally with the bonds that may be sold pursuant to this prospectus is not limited except as indicated below. Additional bonds of any series may be issued, subject to the provisions of the Mortgage, in principal amount equal to:

•
66 2∕3% of net property additions not previously utilized under the Mortgage;

•
the amount of cash deposited with the Mortgage Trustee as the basis for the issuance of those bonds; and

•
the amount of bondable bond retirements not previously utilized under the Mortgage;

provided, however, that no bonds may be issued on the basis of net property additions or deposited cash, or on the basis of bondable bond retirements if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except when the bonds retired or being retired mature within two years), unless our net earnings for any twelve-month period within the immediately preceding fifteen-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Mortgage, including the bonds then proposed to be issued but not including any bonds then being retired.
The Mortgage provides that cash deposited with the Mortgage Trustee as a basis for the issuance of bonds shall be:
•
paid over to us in an amount, certified to the Mortgage Trustee, equal to 66 2∕3% of the amount of net property additions not previously utilized under the Mortgage, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Mortgage, or both, or

•
applied to the purchase or redemption of bonds.

“Net earnings” means our earnings as defined in the Mortgage after deducting all charges except:
•
charges for the amortization, write-down or write-off of acquisition adjustments or intangibles;

•
property losses charged to operations;

•
provisions of income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of those taxes;

•
interest charges; and

•
amortization of debt and stock discount and expense or premium.

Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be.
Net nonoperating income from property and securities not subject to the lien of the Mortgage may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on the disposition of property or securities or on the reacquisition of securities shall be included in net earnings. The net earnings calculation under the Mortgage is not affected by certain accounting write-offs related to plant costs.
Except as set forth above, the Mortgage does not limit the amount of additional bonds which can be issued and it does not contain any restrictions on the issuance of unsecured indebtedness. In addition, the Mortgage does not prohibit a merger or sale of substantially all of our assets or a comparable transaction, unless the lien of the Mortgage is impaired, and does not address the effect on bondholders of a highly leveraged transaction.
Property Additions/Bondable Bond Retirements
“Bondable bond retirements” means an amount equal to the principal amount of bonds retired by application of funds deposited with the Mortgage Trustee for cancellation, whether or not such deposit of funds or surrender of bonds is pursuant to a sinking fund or purchase fund.
“Net property additions” means the amount of $50,000,000, plus the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions, less all “current provisions for depreciation” made by us after December 1, 1944, after deducting from those current provisions for depreciation the amount of the “renewal fund requirement,” if any, for the year 1945 and subsequent years.

“Current provisions for depreciation” for any period means the greater of:
•
the total of the amounts appropriated by us for depreciation during that period on all property of the character of property additions not subject to a prior lien, increased or decreased, as the case may be, by net salvage value for that period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; and

•
an amount equal to one-twelfth of 2% for each calendar month of that period (or such lesser percentage, as may, at stated intervals, be certified by an independent engineer as adequate) of the original cost, as of the beginning of that month, of all depreciable property of the character of property additions not subject to a prior lien.

Renewal Fund Requirement
We covenant in the Mortgage that we will pay or cause to be paid to the Mortgage Trustee each year an amount of cash equal to the excess, if any, of current provisions for depreciation for that year over the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions for that year. That excess amount, which constitutes the renewal fund requirement for that year, is subject to reduction by an amount equal to the amount, certified to the Mortgage Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Mortgage. There was no renewal fund requirement for any of the years 1945 through 2011, except as noted in the following table. Any renewal fund requirement was satisfied by certifying an equivalent amount of property additions, except as indicated in the table.
Renewal Fund Requirement
Year	Amount (in millions)	Year	Amount (in millions)	Year	Amount (in millions)
1989	$140.7	1994	$193.6	2004	$270.7
1990	1.0	1995	15.0*
1993	50.9	1996	139.9*

*
Satisfied by certifying an equivalent amount of bondable bond retirements.

Modification of Mortgage
In general, modifications or alterations of the Mortgage and of the rights and obligations of us and of the bondholders, and waivers of compliance with the Mortgage, may, with our approval, be made at a meeting of bondholders upon the affirmative vote of bondholders owning 80% of the principal amount of the bonds entitled to vote at the meeting with respect to the matter involved, but no such modifications or alterations or waivers of compliance shall be made which will permit the extension of time or times of payment of the principal of or the interest or the premium, if any, on any bonds or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in the terms of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.
Concerning the Mortgage Trustee
An affiliate of the Mortgage Trustee provides general banking services, including those as a depository, for us and certain of our affiliates. The affiliate is also one of the lenders under credit agreements with us and our affiliates.
Rights Upon Default
The Mortgage provides that in case any one or more of certain specified events (defined as “completed defaults”) shall occur and be continuing, the Mortgage Trustee or the holders of not less than 25% in principal amount of the bonds may declare the principal of all bonds, if not already due, together with all accrued and unpaid interest thereon, to be immediately due and payable. The Mortgage Trustee, upon request of the holders of a majority in principal amount of the outstanding bonds, shall waive such default and rescind any such declaration if such default is cured.
The Mortgage further provides that upon the occurrence of one or more completed defaults, the Mortgage Trustee may proceed by such suits of law or in equity to foreclose the lien of the Mortgage or to enforce any other appropriate remedy as the Mortgage Trustee, being advised by counsel, shall determine.
Holders of bonds have no right to enforce any remedy under the Mortgage unless the Mortgage Trustee have first had a reasonable opportunity to do so following notice of default to the Mortgage Trustee and request by the holders of not less than 25% in principal amount of the bonds for action by the Mortgage Trustee with offer of indemnity satisfactory to the Mortgage Trustee against costs, expenses and liabilities that may be incurred thereby, but such provision does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder’s bonds when due.
Default and Notice Thereof to Bondholders
The Mortgage provides that the following shall constitute completed defaults:
•
default shall be made by us in the payment of any installment of interest on any of the bonds when due and such default shall continue for 60 days;

•
default shall be made by us in the payment of the principal of any of the bonds when due, whether at maturity or by declaration or otherwise;

•
default shall be made by us in the payment of any installment of interest on any prior lien bonds when due, and such default shall continue for 30 days after written notice given to us (following the expiration of the period of grace, if any, specified in the prior lien securing such prior lien bonds) by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal amount of the bonds;

•
default shall be made by us in the payment of the principal of any prior lien bonds when due, whether at maturity or by declaration or otherwise, and such default shall continue for 30 days after written notice to us by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal of the bonds;

•
bankruptcy, receivership or similar proceedings shall be initiated by us, or any judgment entered in such proceedings initiated against us shall not have been vacated, set aside or stayed within 45 days after the entry thereof; and

•
default shall be made in the observance or performance of any other of our covenants, conditions or agreements contained in the Mortgage or in the bonds or in any prior lien or prior lien bonds, and such default shall continue for 90 days after written notice to us and the Mortgage Trustee by the holders of not less than 25% in principal amount of the bonds.

Within 90 days after the occurrence of any default which is known to the Mortgage Trustee, the Mortgage Trustee shall give to the bondholders notice of such default unless it shall have been cured; except, in case of defaults in the payment of principal of or interest on the bonds, or in the payment of any sinking fund or purchase fund installment, if the Mortgage Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders.
Certificates and Opinions
Officers’ certificates evidencing compliance with the covenants in the Mortgage relating to the payment of taxes and the maintenance of insurance on our properties subject to the lien of the Mortgage must be filed as exhibits to our certificate filed annually with the Mortgage Trustee. In connection with the taking of various actions by the Mortgage Trustee and the Co-Trustee, or the Mortgage Trustee upon our application, including the authentication and delivery of additional bonds, the release of property, the reduction or withdrawal of cash and other matters, the Mortgage requires that we furnish to the Mortgage Trustee orders, requests, resolutions, certificates of the officers, engineers, accountants and appraisers, and opinions of counsel and other documents, the particular documents to be furnished in each case being dependent upon the nature of the application.
PEPCO FIRST MORTGAGE BONDS
The Pepco debt securities will be first mortgage bonds. The following description sets forth certain general terms and provisions of the first mortgage bonds that Pepco may offer pursuant to this prospectus, which we refer to as “new bonds.” The mortgage to be used in connection with each issuance of new bonds is filed as an exhibit to the registration statement.
General — New Bonds
The relevant prospectus supplement will describe the terms of the new bonds being offered, including:
(i)
the designation and aggregate principal amount of such new bonds;

(ii)
the date on which such new bonds will mature;

(iii)
the rate per annum at which such new bonds will bear interest, or the method of determining such rate;

(iv)
the dates on which such interest will be payable;

(v)
any redemption terms; and

(vi)
other specific terms applicable to the new bonds not inconsistent with the provisions of the mortgage.

Payment of Principal and Interest
We will pay principal, premium, if any, and interest on the new bonds in immediately available funds at the corporate trust office of The Bank of New York Mellon or at the office of any other paying agent that we may designate.
Registration and Transfer
We will issue the new bonds only in fully registered form without coupons. Unless the relevant prospectus supplement states otherwise, we will issue the new bonds in denominations of $1,000 or any integral multiple thereof.
So long as any first mortgage bonds remain outstanding, we must maintain an office or agency where holders can present or surrender the first mortgage bonds for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Mortgage, Section 4, Article II; Section 4, Article IV) We have designated the corporate trust office of The Bank of New York in the City of New York Mellon as our agent for these purposes. We will not impose any charges for exchanges of the new bonds.
No Sinking Fund
Unless the relevant prospectus supplement states otherwise, there will be no improvement and sinking fund or any maintenance and replacement requirement or dividend restriction for the new bonds. There are no provisions of this type in the mortgage or in any supplemental indenture for any outstanding first mortgage bonds.
Highly Leveraged Transactions
The mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the new bonds special protection in the event of a highly leveraged transaction.
Security
The new bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the mortgage, by a valid and direct first lien (subject to certain leases, permitted liens and other minor matters) on substantially all of our properties and franchises, other than the following:

(i)
cash, accounts receivable and other liquid assets;

(ii)
securities (including securities evidencing investments in our subsidiaries);

(iii)
contracts, operating agreements and leases by us as lessor;

(iv)
equipment and materials not installed as part of our fixed property; and

(v)
electric energy and other materials, merchandise or supplies produced or purchased by us for sale, distribution or use in the ordinary course of business.

The lien of the mortgage also extends to after-acquired property (other than the types of property described above), including property acquired as a result of a merger or consolidation. However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the mortgage.
The mortgage trustee has a lien prior to the lien of holders of first mortgage bonds on the mortgaged property to secure the payment of its reasonable compensation and expenses. (Mortgage, Section 2, Article XIII)
Issuance of Additional First Mortgage Bonds
Subject to the limitation described in the following paragraph, we may issue additional first mortgage bonds ranking equally with the new bonds in an aggregate amount of up to:
(i)
60% of the net bondable value of property additions we have constructed or acquired after June 30, 1936 (except as described below), that (a) are not subject to a prior lien and (b) we have not already used as the basis for issuing first mortgage bonds, withdrawing cash or reducing the amount of cash required to be paid to the mortgage trustee;

(ii)
the amount of cash deposited with the mortgage trustee for such purpose (which we may thereafter withdraw on the same basis that additional first mortgage bonds are issuable under (i) and (iii), and if we do not withdraw it within three years, the cash must be used by the mortgage trustee to purchase or redeem outstanding first mortgage bonds); and

(iii)
the aggregate principal amount of previously issued first mortgage bonds that we have paid at maturity, redeemed or repurchased (other than with funds from the trust estate) and that we have not used as the basis for (a) the issuance of additional first mortgage bonds, (b) the withdrawal of cash from the trust estate or (c) the reduction of the amount of cash required to be paid to the mortgage trustee upon the release of property. In the mortgage these are called refundable bonds.

Property additions generally include property which is used or useful for the business of generating, transmitting or distributing electricity and is properly chargeable to fixed property accounts. The net bondable value of property additions is based on the cost or fair value to us (whichever is less) of new property, with deductions to adjust for, among other things, property retirements. So long as any new bonds are outstanding, property additions constructed or acquired on or before December 31, 1946 may not be made the basis for the issue of first mortgage bonds, or the withdrawal of cash, or the reduction of cash required to be paid to the mortgage trustee. (Mortgage, Article I; Sections 4, 6 and 7, Article III; Section 4, Article VIII); Section 2, Part IV, Supplemental Indenture)
We cannot issue additional first mortgage bonds unless our net earnings available for interest and property retirement appropriations (defined generally as earnings before depreciation, amortization, income taxes and interest charges) for any 12 consecutive calendar months during the immediately preceding 15 months have been at least twice the annual interest charges on all first mortgage bonds then outstanding and then being issued. However, this limitation does not apply if the first mortgage bonds are being issued on the basis of (i) first mortgage bonds paid at, or redeemed or purchased within two years prior to, maturity or (ii) under limited circumstances, certain property additions. (Mortgage, Sections 3, 4 and 7, Article III)

If we acquire property that is subject to a lien prior to the lien of the mortgage, under certain circumstances we may incur additional indebtedness secured by that lien. (Mortgage, Section 16, Article IV)
Release of Property
We may obtain the release of property from the lien of the mortgage by depositing with the mortgage trustee cash, or purchase money obligations secured by the property released, in an aggregate amount at least equal to the fair value of the property to released. The mortgage permits us to reduce the amount required to be deposited by reducing the refundable bond balance by an equal amount and by reducing the amount of cash we could withdraw upon the basis of property additions, as described below. (Mortgage, Article VII; Sections 1 and 2, Article VIII)
The mortgage allows us to dispose of or abandon obsolete property and surrender or modify certain franchises and rights without any release by the mortgage trustee. (Mortgage, Section 2, Article VII)
Cash deposited to obtain a release of property may be used by the mortgage trustee, at our discretion, to redeem or repurchase first mortgage bonds. Upon such redemption or repurchase, we can request that the mortgage trustee release to us an additional amount of cash equal to two-thirds of the aggregate principal amount of the first mortgage bonds repurchased or redeemed. (Mortgage, Section 8, Article VII)
Withdrawal of Cash Deposited with Mortgage Trustee
We may withdraw cash deposited with the mortgage trustee to obtain the release of property in an amount equal to the cost (or, if less than cost, the fair value to us) of property additions purchased, constructed or otherwise acquired on or after the date of the application for the release of the property in respect of which the cash was deposited and by reducing the refundable bond balance by the amount of cash withdrawn. (Mortgage, Sections 1 and 2, Article VIII)
Consolidation, Merger, Transfer of Assets
Nothing in the mortgage or terms of the first mortgage bonds prevents us from
(i)
consolidating with another corporation,

(ii)
merging another corporation into us where we are the survivor,

(iii)
merging into another corporation where the other corporation is the survivor or

(iv)
selling or leasing our property as an entirety or substantially as an entirety, provided that

(a)
the transaction is permitted by law and is approved by all required governmental entities,

(b)
the terms of the transaction do not impair the lien and security of the mortgage on any part of the trust estate or the rights and powers of the mortgage trustee or the holders of first mortgage bonds,

(c)
if we consolidate, merge into another corporation, or sell our property as an entirety or substantially as an entirety, the surviving or acquiring corporation satisfies certain financial requirements and the successor corporation assumes by supplemental indenture all of our obligations under the mortgage and on the first mortgage bonds, and

(d)
if we lease our property as an entirety or substantially as an entirety, the lease is subject to immediate termination by the mortgage trustee if an event of default under the mortgage has happened and is continuing. (Mortgage, Section 1, Article XII)

If we consolidate with or merge into any other corporation, or sell our property as an entirety or substantially as an entirety, the mortgage will not (unless the successor corporation elects otherwise) be or become a lien upon any of the properties or franchises owned by the successor corporation at the time of such merger, consolidation, or sale, or acquired by it thereafter, except those properties acquired from us and additions, extensions, improvements, repairs and replacements to properties included in the trust estate under the mortgage prior to the merger, consolidation, or sale. (Mortgage, Section 3, Article XII)

Modification
Modifications Without Consent
Without the consent of any holders of first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
to provide for creation of any series of first mortgage bonds in accordance with the terms of the mortgage;

(ii)
to evidence the assumption by any permitted successor of our covenants in the mortgage and on the first mortgage bonds;

(iii)
to close the mortgage against the issuance of additional first mortgage bonds or add to the restrictions imposed on the issuance of additional first mortgage bonds;

(iv)
to add to our covenants or to surrender any of our rights or powers under the mortgage;

(v)
to subject to the lien of the mortgage property that we may acquire and to amplify or correct the description of any property that is part of the trust estate;

(vi)
to make such provisions in regard to matters or questions arising under the mortgage as may be necessary or desirable and not inconsistent with the mortgage;

(vii)
to modify any provisions of the mortgage or relieve us from any obligations, conditions or restrictions in the mortgage; provided that no such modification will become effective or impair the rights of the holders of first mortgage bonds or the mortgage trustee while any first mortgage bonds that were issued prior to the execution of the supplemental indenture remain outstanding;

(viii)
to cure any ambiguity, or cure, correct or supplement any inconsistent or defective provision contained in mortgage or any supplemental indenture; and

(ix)
to modify, amend or add to the provisions of the mortgage so as to permit the qualification of the mortgage under the Trust Indenture Act. (Mortgage, Section 2, Article II; Sections 1 and 2, Article XII; Section 1, Article XIV)

Modifications Requiring Consent
The mortgage provides that with the consent of the holders of 60% in principal amount of outstanding first mortgage bonds and of 60% in principal amount of first mortgage bonds of each series affected if less than all are affected, the mortgage may be changed except to affect the terms of payment of the principal or interest on any first mortgage bonds or to reduce the percentage of bondholders required to effect any change. (Mortgage, Section 6, Article XV)
Events of Default
The term “event of default,” when used in the mortgage with respect to all first mortgage bonds issued thereunder, means any of the following:
(i)
Failure to pay principal on any first mortgage bond when due;

(ii)
Failure to pay interest on any first mortgage bond, or to satisfy any sinking fund obligation with respect to any first mortgage bond, within 30 days after such payment or obligation is due;

(iii)
Failure to perform any other covenant in the mortgage for a period of 60 days after we are given notice thereof by the mortgage trustee or the holders of 15% in principal amount of first mortgage bonds; and

(iv)
Events relating to our bankruptcy, insolvency or reorganization specified in the mortgage. (Mortgage, Section 1, Article IX)

Remedies
Upon any event of default, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds the mortgage trustee shall, declare all outstanding first mortgage bonds immediately due and payable. Such declaration, however, is subject to the condition that, if before any sale of the trust estate all interest in arrears has been paid and all defaults have been cured, the holders of a majority of the outstanding principal amount of first mortgage bonds may waive such default and its consequences and rescind such declaration. (Mortgage, Section 1, Article IX)
If an event of default occurs and is continuing, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds and upon being indemnified to its satisfaction the mortgage trustee shall, enforce the lien of the mortgage by foreclosing on the trust estate. (Mortgage, Section 4, Article IX)
The holders of a majority in principal amount of first mortgage bonds may direct proceedings for the sale of the trust estate, or for the appointment of a receiver or any other proceedings under the mortgage, but have no right to involve the mortgage trustee in any personal liability without indemnifying it to its satisfaction. (Mortgage, Section 11, Article IX).
No holder of a first mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless
(i)
such holder previously has given the mortgage trustee written notice of an existing default,

(ii)
the holders of at least 25% of the outstanding principal amount of the first mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage (and provided the mortgage trustee with indemnity satisfactory to it) and

(iii)
the mortgage trustee refuses or neglects to comply with such request within a reasonable time.

However, this provision does not impair the right of any holder of a first mortgage bond to enforce our obligation to pay the principal and interest on such first mortgage bond when due. (Mortgage, Section 12, Article IX)
The laws of the District of Columbia, the State of Maryland, the Commonwealth of Pennsylvania and the Commonwealth of Virginia, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.
The Trust Indenture Act requires that we furnish to the mortgage trustee annual certificates as to our compliance with the covenants and conditions in the mortgage.
Defeasance and Discharge
We may at any time deposit money for the payment or redemption of all or any part of the first mortgage bonds then outstanding, including the payment of all interest due thereon, with the mortgage trustee, and such first mortgage bonds will be deemed paid for purposes of the mortgage. If all of the first mortgage bonds, including all interest due thereon, have been paid or deemed paid, and we have observed all of our covenants under the mortgage, the mortgage trustee is obligated to cancel and discharge the lien of the mortgage upon our request. (Mortgage, Section 9, Article VIII; Article XVI)
Title
The person in whose name first mortgage bonds are registered is deemed the absolute owner thereof for the purpose of making payments and for all other purposes of the mortgage. (Mortgage, Section 7, Article II)
Resignation or Removal of Mortgage Trustee
The mortgage trustee may resign at anytime by giving not less than four weeks’ prior written notice to us and by publishing such notice in newspapers in Washington, D.C. and the City of New York. The mortgage trustee may be removed at any time by the holders of a majority in principal amount of first mortgage bonds then outstanding. (Mortgage, Section 3, Article XIII)
PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.
In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:

•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.
Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Houston, Texas, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this prospectus by reference to Commonwealth Edison Company and Potomac Electric Power Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Exelon, ComEd and Pepco each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
Exelon Corporation (Exchange Act File No. 001-16169)
•
The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

•
Exelon’s Annual Report on Form 10-K for the year ended December 31, 2023; and

•
Exelon’s Current Reports on Form 8-K filed on February 6, 2024, February 27, 2024 and March 6, 2024

Commonwealth Edison Company (Exchange Act File No. 001-1839)
•
ComEd’s Annual Report on Form 10-K for the year ended December 31, 2023; and

•
ComEd’s Current Report on Form 8-K filed on February 6, 2024

Potomac Electric Power Company (Exchange Act File No. 001-01072)
•
Pepco’s Annual Report on Form 10-K for the year ended December 31, 2023; and

•
Pepco’s Current Report on Form 8-K filed on March 4, 2024

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses in connection with the issuance and distribution of the Securities are set forth in the following table. All amounts except the SEC registration fee are estimated.
SEC registration fee		$1,062,720
Listing fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Trustee fees	$	*
Miscellaneous	$	*
Total	$	*

*
Estimated expenses not presently known. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Exelon Corporation
Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the PBCL), contains provisions permitting indemnification of officers and directors of a business corporation incorporated in Pennsylvania. Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses he or she may incur in connection with a threatened, pending or completed civil, administrative or investigative proceeding by reason of the fact that he or she is or was a representative of the corporation or was serving at the request of the corporation as a representative of another enterprise, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending these actions if they are successful on the merits or otherwise in the defense of such actions.
Section 1746 of the PBCL provides that indemnification under the other sections of Subchapter D is not exclusive of other rights that a person seeking indemnification may have under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, whether or not the corporation would have the power to indemnify the person under any other provision of law. However, Section 1746 prohibits indemnification in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another enterprise, against any liability asserted against such person and incurred by him or her in that capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D.
Exelon’s Bylaws provide that it is obligated to indemnify directors and officers and other persons designated by the board of directors against any liability, including any damage, judgment, amount paid in settlement, fine, penalty, cost or expense (including, without limitation, attorneys’ fees and disbursements) including in connection with any proceeding. Exelon’s Bylaws provide that no indemnification shall be made where the act or failure to act giving rise to the claim for indemnification is determined by arbitration or otherwise to have constituted willful misconduct or recklessness or attributable to receipt from Exelon of a personal benefit to which the recipient is not legally entitled.
As permitted by PBCL Section 1713, Exelon’s Bylaws provide that directors generally will not be liable for monetary damages in any action, whether brought by shareholders directly or in the right of Exelon or by third parties, unless they fail in the good faith performance of their duties as fiduciaries (the standard of care established by the PBCL), and such failure constitutes self-dealing, willful misconduct or recklessness.
Exelon has entered into indemnification agreements with each of its directors. Exelon also currently maintains liability insurance for its directors and officers. In addition, the directors, officers and employees of Exelon are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and Exelon is insured to the extent that it is required or permitted by law to indemnify the directors, officers and employees for such loss. The premiums for such insurance are paid by Exelon.
Commonwealth Edison Company
Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the BCA), provide that ComEd may, and in some circumstances must, indemnify the directors and officers of ComEd and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. ComEd’s Restated Articles of Incorporation and Amended and Restated By-Laws provide that ComEd will indemnify its directors and officers and any other person serving as director, officer, employee or agent of another business entity at ComEd’s request, to the extent permitted by the statute. In addition, ComEd’s Restated Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to ComEd or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.
ComEd has entered into indemnification agreements with each of its directors. ComEd also maintains liability insurance policies which indemnify ComEd’s directors and officers, the directors and officers of subsidiaries of ComEd, and the trustees of the Commonwealth Edison Company Service Annuity Fund and the Commonwealth Edison Company of Indiana, Inc. Service Annuity Fund, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.
Potomac Electric Power Company
Section 29-306.51 of the Business Corporation Act of 2010, or the DCBCA, provides that a District of Columbia corporation may indemnify an individual who is a party to a proceeding because the individual is a director of the corporation against liability incurred in the proceeding if the director conducted himself or herself in good faith and reasonably believed, in the case of conduct in an official capacity, that his or her conduct was in the best interests of the corporation, and in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation (or, in the case of conduct with respect to an employee benefit plan, for a purpose the director reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan), and, in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Unless ordered by a court of competent jurisdiction, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or (ii) with respect to conduct for which the director was adjudged liable on the basis of receiving a financial benefit to which he or she was not entitled.

Under Section 29-306.52 of the DCBCA, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation, against expenses incurred by the director in connection with the proceeding.
Under Section 29-306.53 of the DCBCA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with such a proceeding so long as the director provides the corporation with a signed affirmation of the director’s good faith belief that the relevant standard of conduct has been met by the director or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation and an undertaking of the director to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 29-306.52 of the DCBCA and it is ultimately determined that the director has not met the relevant standard of conduct for indemnification.
Section 29-306.56 of the DCBCA provides that a corporation may also indemnify and advance expenses to an individual who is a party to a proceeding because he or she is an officer of the corporation (i) to the same extent as a director, and, (ii) if he or she is an officer but not a director (and, where the officer is also a director if the basis on which the person is a party to the proceeding is an act or omission solely as an officer), to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability (A) in connection with a proceeding by or in the right of the corporation (other than for expenses incurred in connection with the proceeding) or (B) arising out of conduct that constitutes a receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. The mandatory indemnification requirement under Section 29-306.52 of the DCBCA discussed above also applies to an officer of the corporation who is not also a director, to the same extent as if the officer was a director.
Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, or the VSCA, a Virginia corporation may indemnify any current or former director or officer who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding if the director conducted himself in good faith and (i) believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in all other cases, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; provided, however that, unless ordered by a court, a corporation may not indemnify a director or officer in connection with (i) a proceeding by or in the right of the corporation in which the director or officer was found liable to the corporation, other than for reasonable expenses or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received.
Under Sections 13.1-698 and 13.1-702 of the VSCA, unless limited by its articles of incorporation, a Virginia corporation is required to indemnify any director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
The By-Laws of Pepco provide that Pepco will, to the fullest extent permitted by law, indemnify each director or officer and each former director and officer of Pepco against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director or officer, except in relation to matters as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have knowingly violated the criminal law or to be liable for willful misconduct in the performance of his duty to Pepco; and that such indemnification shall be in addition to, but that such indemnification rights shall not be exclusive of, any other rights to which such person may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

ITEM 16.   EXHIBITS.
Reference is made to the Exhibit Index filed herewith, such Exhibit Index being incorporated in this Item 16 by reference.
ITEM 17.   UNDERTAKINGS.
(a)   Each of the undersigned registrants hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
Each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement (No. 333-266487) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 18th day of April, 2024.
EXELON CORPORATION
By:
/s/ Calvin G. Butler, Jr.

Calvin G. Butler, Jr.
President, Chief Executive Officer and Director
(Principal Executive Officer)
By:
/s/ Jeanne M. Jones

Jeanne M. Jones
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)
By:
/s/ Robert A. Kleczynski

Robert A. Kleczynski
Senior Vice President, Corporate Controller and Tax
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement (No. 333-266487) has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
* John F. Young	Director and Chairman	April 18, 2024
* Anthony K. Anderson	Director	April 18, 2024
* Anna Richo	Director	April 18, 2024
* W. Paul Bowers	Director	April 18, 2024
* Marjorie Rodgers Cheshire	Director	April 18, 2024
* Matthew Rogers	Director	April 18, 2024
* Linda P. Jojo	Director	April 18, 2024
* Charisse R. Lillie	Director	April 18, 2024
* Bryan Segedi	Director	April 18, 2024

By:
/s/ Calvin Butler, Jr.

Calvin Butler, Jr.
Attorney-in Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement (No. 333-266487-06) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 18th day of April, 2024.
COMMONWEALTH EDISON COMPANY
By:
/s/ Gil C. Quiniones

Gil C. Quiniones
Chief Executive Officer
(Principal Executive Officer)
By:
/s/ Joshua S. Levin

Joshua S. Levin
Senior Vice President, Chief Financial Officer and
Treasurer
(Principal Financial Officer)
By:
/s/ Steven J. Cichocki

Steven J. Cichocki
Director, Accounting
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement (No. 333-266487-06) has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael Innocenzo Michael Innocenzo	Director and Chair	April 18, 2024
* Ricardo Estrada	Director	April 18, 2024
* Zaldwaynaka Scott	Director	April 18, 2024
* Smita Shah	Director	April 18, 2024

By:
/s/ Gil C. Quiniones

Gil C. Quiniones
Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Potomac Electric Power Company, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement No. 333-266487-03 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia on this 18th day of April, 2024.
POTOMAC ELECTRIC POWER COMPANY
By:
/s/ J. Tyler Anthony

J. Tyler Anthony
President and Chief Executive Officer
(Principal Executive Officer) and Director
By:
/s/ Phillip S. Barnett

Phillip S. Barnett
Senior Vice President, Chief Financial Officer and
Treasurer
(Principal Financial Officer) and Director
By:
/s/ Julie E. Giese

Julie E. Giese
Director, Accounting
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement No. 333-266487-03 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael Innocenzo Michael Innocenzo	Director and Chair	April 18, 2024
* Rodney Oddoye	Director	April 18, 2024
* Elizabeth O’Donnell	Director	April 18, 2024
* Tamla Olivier	Director	April 18, 2024

By:
/s/ J. Tyler Anthony

J. Tyler Anthony
Attorney-in-Fact

INDEX TO EXHIBITS
Exhibit No.	Description
1.1*	Form of Underwriting Agreement with respect to Securities.
3.1	Amended and Restated Articles of Incorporation of Exelon Corporation, as amended July 24, 2018 (File No. 001-16169, Form 8-K dated July 27, 2018, Exhibit 3.1).
3.2	Exelon Corporation Amended and Restated Bylaws, as amended on August 3, 2022 (File No. 001-16169, Form 10-Q dated August 3, 2022, Exhibit 3.1).
3.3	Restated Articles of Incorporation of Commonwealth Edison Company effective February 20, 1985, including Statements of Resolution Establishing Series, relating to the establishment of three new series of Commonwealth Edison Company preference stock known as the “$9.00 Cumulative Preference Stock,” the “$6.875 Cumulative Preference Stock” and the “$2.425 Cumulative Preference Stock” (incorporated by reference to Exhibit 3-2 to Commonwealth Edison Company’s 1994 Form 10-K, File No. 1-1839).
3.4	Commonwealth Edison Company Amended and Restated By-Laws, Effective February 22, 2021 (File 001-01839, Form 10-K dated February 24, 2021, Exhibit 3.6).
3.5	Pepco Restated Articles of Incorporation and Articles of Restatement (incorporated by reference to File No. 001-01-01072, Form 10-Q, dated May 5, 2006, Exhibit 3.1).
3.6	Pepco Bylaws (incorporated by reference to Exhibit 3.2 to Pepco’s Form 10-Q, dated May 5, 2006).
4.1	Indenture, dated as of June 11, 2015, between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to file no. 1-16169, Form 8-K dated June 11, 2015, Exhibit 4.1).
4.2	Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (The Bank of New York Mellon Trust Company, N.A., as current successor Trustee), dated as of July 1, 1923, as supplemented and amended by Supplemental Indenture thereto dated August 1, 1994 (incorporated herein by reference to Exhibit 2-1 to Commonwealth Edison Company’s Form S-7, File No. 2-60201)
4.3**	Instrument of Resignation, Appointment and Acceptance dated as of February 23, 2023, under the provisions of the Commonwealth Edison Company Mortgage dated July 1, 1923, and Indentures Supplemental thereto, regarding corporate trustee.
4.4	Mortgage and Deed of Trust, dated as of July 1, 1936, between Potomac Electric Power Company and The Bank of New York Mellon, as successor trustee, and Supplemental Indenture dated as of July 1, 1936 (filed as Exhibit B-4 to First Amendment dated June 19, 1936 to Pepco’s Registration Statement (File No. 2-2232) and incorporated by reference herein)
5.1**	Opinion of Ballard Spahr LLP regarding the legality of the Securities.
23.1	Consent of PricewaterhouseCoopers LLP for Exelon.
23.2	Consent of PricewaterhouseCoopers LLP for ComEd.
23.3	Consent of PricewaterhouseCoopers LLP for Pepco.
23.4**	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
24.1	Powers of Attorney for Exelon (included on signature page).
24.2	Powers of Attorney for ComEd (included on signature page).
24.3	Powers of Attorney for Pepco (included on signature page).

Exhibit No.	Description
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, dated as of June 11, 2015, between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.
25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (The Bank of New York Mellon Trust Company, N.A., as current successor Trustee), dated as of July 1, 1923.
25.3**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon to act as Trustee under the Mortgage and Deed of Trust, dated as of July 1, 1936, between Potomac Electric Power Company and The Bank of New York Mellon, as successor trustee.
107+	Filing Fee Table.

*
A form of Underwriting Agreement with respect to any Securities will be filed as an Exhibit on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.

**
Previously filed.

(a)
These filings are not available electronically on the SEC website as they were filed in paper previous to the electronic system that is currently in place.